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                                                                   Exhibit 10.15

                      CONSTRUCTION DEED OF TRUST, LEASEHOLD
                        DEED OF TRUST AND FIXTURE FILING,
                       WITH ASSIGNMENT OF LEASES AND RENTS


                                       BY


                        PREMIER ENTERTAINMENT BILOXI LLC
   A DELAWARE LIMITED LIABILITY COMPANY (SUCCESSOR IN INTEREST BY MERGER WITH
      PREMIER ENTERTAINMENT, LLC, A MISSISSIPPI LIMITED LIABILITY COMPANY)
                                    "PREMIER"


                                   IN FAVOR OF
                                  STRATTON BULL
                              "REAL ESTATE TRUSTEE"


                               FOR THE BENEFIT OF
                         U.S. BANK NATIONAL ASSOCIATION,
                         A NATIONAL BANKING ASSOCIATION

                                  "BENEFICIARY"

THE SECURED PARTY (BENEFICIARY) DESIRES THIS FIXTURE FILING TO BE INDEXED AGAINST THE RECORD OWNER OF THE REAL ESTATE DESCRIBED HEREIN. THE OWNERS OF THE FEE INTERESTS IN THE REAL ESTATE DESCRIBED HEREIN ARE: PREMIER, STATE OF MISSISSIPPI, AND THE CITY OF BILOXI.


PREPARED BY AND AFTER                            PLEASE SEND TAX NOTICE
RECORDING RETURN TO:                             INFORMATION FOR BENEFICIARY TO:
STRATTON BULL (MSB 7489)
PHELPS DUNBAR LLP                                ------------------------
P.O. BOX 23066
JACKSON, MS 39225                                ------------------------
601.352-2300
                                                 ------------------------

INDEXING INSTRUCTIONS:
TO THE CHANCERY CLERK OF THE SECOND JUDICIAL DISTRICT OF HARRISON COUNTY
MISSISSIPPI:

PART OF BILOXI SECTION BLOCKS 100, 130, AND 130.5 IN FRACTIONAL SECTION 27, TOWNSHIP 7 SOUTH, RANGE 9 WEST, BILOXI, HARRISON COUNTY, SECOND JUDICIAL DISTRICT, MISSISSIPPI.

                                                               EXECUTION VERSION

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                                TABLE OF CONTENTS

                                                                                       Page
                                                                                       ----
ARTICLE 1. DEFINITIONS....................................................................4

     Section 1.1     Certain Defined Terms................................................4

ARTICLE 2. REPRESENTATIONS AND WARRANTIES................................................10

     Section 2.1     Subdivision.........................................................10
     Section 2.2     Primary Leases......................................................10

ARTICLE 3. AFFIRMATIVE COVENANTS.........................................................10

     Section 3.1     Obligations of Premier..............................................11
     Section 3.2     Indemnity...........................................................11
     Section 3.3     Reimbursement.......................................................12
     Section 3.4     Tax Receipts........................................................12
     Section 3.5     Right of Entry......................................................12
     Section 3.6     Primary Leases Preservation Covenants...............................13
     Section 3.7     Landlord Bankruptcy Proceeding......................................15
     Section 3.8     Nature of Beneficiary's Interest....................................17
     Section 3.9     Application of Proceeds.............................................17
     Section 3.10    Premier Bankruptcy..................................................17

ARTICLE 4. NEGATIVE COVENANT.............................................................18

ARTICLE 5. ENVIRONMENTAL PROVISIONS......................................................18

     Section 5.1     Covenants...........................................................18
     Section 5.2     Inspection and Receivership Rights..................................19
     Section 5.3     Release and Indemnity...............................................20
     Section 5.4     Survival............................................................21

ARTICLE 6. CONDEMNATION..................................................................21

ARTICLE 7. EVENTS OF DEFAULT AND REMEDIES OF BENEFICIARY.................................21

     Section 7.1     Events of Default...................................................21
     Section 7.2     Power of Sale.......................................................22
     Section 7.3     Proof of Default....................................................23
     Section 7.4     Protection of Security..............................................23
     Section 7.5     Receiver............................................................24
     Section 7.6     Curing of Defaults..................................................24
     Section 7.7     Inspection Rights...................................................25
     Section 7.8     Judgment on Environmental Provision.................................26
     Section 7.9     Foreclosure.........................................................26

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
     Section 7.10    Sale of Property....................................................26
     Section 7.11    Credit Bid..........................................................27
     Section 7.12    Right to Complete Construction......................................27
     Section 7.13    Stoppage of Construction by Beneficiary.............................27
     Section 7.14    Remedies Cumulative.................................................28

ARTICLE 8. FIXTURE FILING................................................................28

ARTICLE 9. ASSIGNMENT OF LEASES AND RENTS................................................28

     Section 9.1     Assignment..........................................................28
     Section 9.2     License.............................................................28
     Section 9.3     Effect of Assignment................................................29
     Section 9.4     Leasing Covenants...................................................29
     Section 9.5     Application of Rents................................................29
     Section 9.6     Estoppel Certificates...............................................30
     Section 9.7     Remedies............................................................30
     Section 9.8     Definitions.........................................................30

ARTICLE 10. MISCELLANEOUS................................................................30

     Section 10.1    Successor Real Estate Trustee.......................................30
     Section 10.2    Change of Law.......................................................31
     Section 10.3    No Waiver...........................................................31
     Section 10.4    Abandonment.........................................................31
     Section 10.5    Notices.............................................................31
     Section 10.6    Survival............................................................32
     Section 10.7    Severability........................................................32
     Section 10.8    References to Foreclosure...........................................33
     Section 10.9    Joinder of Foreclosure..............................................33
     Section 10.10   Rights of Beneficiary and Real Estate Trustee.......................33
     Section 10.11   Subordination.......................................................33
     Section 10.12   No Merger...........................................................33
     Section 10.13   Performance by Premier..............................................34
     Section 10.14   Personalty Security Instruments.....................................34
     Section 10.15   Suits to Protect Property...........................................34
     Section 10.16   Waiver of Statute of Limitations....................................34
     Section 10.17   Entire Agreement....................................................34
     Section 10.18   Incorporation.......................................................35
     Section 10.19   Waiver of Marshaling Rights.........................................35
     Section 10.20   Acceptance of Trust; Powers and Duties of Real Estate Trustee.......35
     Section 10.21   Releases, Extensions, Modifications, and Additional Security........36
     Section 10.22   Reconveyance........................................................36
     Section 10.23   Subrogation.........................................................36
     Section 10.24   Rules of Construction...............................................36
     Section 10.25   Successors in Interest..............................................36
     Section 10.26   No Offset...........................................................37

                                                               EXECUTION VERSION

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
     Section 10.27   Governing Law.......................................................37
     Section 10.28   Consent of Hard Rock STP and Hark Rock Licensing....................37
     Section 10.29   Gaming Laws.........................................................37

                                                               EXECUTION VERSION

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         CONSTRUCTION DEED OF TRUST, LEASEHOLD DEED OF TRUST AND FIXTURE
                   FILING, WITH ASSIGNMENT OF LEASES AND RENTS

          This Construction Deed of Trust, Leasehold Deed of Trust and Fixture Filing, with Assignment of Leases and Rents (this "DEED OF TRUST") is made as of and effective January____, 2004, by PREMIER ENTERTAINMENT BILOXI LLC, a Delaware limited liability company (successor in interest by merger with Premier Entertainment, LLC, a Mississippi limited liability company) ("PREMIER"), whose address is 11400 Reichold Road, Gulfport, MS 39503, to STRATTON BULL (the "REAL ESTATE TRUSTEE"), whose address is c/o Phelps Dunbar LLP, 111 East Capitol Street, Suite 600, Jackson, MS 39201, for the benefit of U.S. BANK NATIONAL ASSOCIATION, A NATIONAL BANKING ASSOCIATION, as trustee under the Indenture (as defined below) for the benefit of the holders from time to time of the First Mortgage Notes (as defined below) (in such capacity, together with its successors and assigns in such capacity, the "BENEFICIARY"), whose address is 60 Livingston Avenue, St. Paul, MN 55107-2292. Defined terms used herein shall have the meanings described to them in Article 1.

                                   WITNESSETH:

          Premier does irrevocably grant, transfer, and assign to Real Estate Trustee, in trust, with power of sale, all Premier's right, title, and interest now owned or later acquired in the real property ("LAND") described in attached EXHIBIT A, incorporated by reference, including the fee interests of Premier in such lands and the leasehold interests of Premier created by the Primary Leases (as defined herein), including the Tidelands Lease and the Lease and Air Rights Agreement, all located in the Second Judicial District of Harrison County, Mississippi (Premier agrees that any greater title to the Land later acquired during the term of this Deed of Trust will be subject to this Deed of Trust);

          Together with Premier's entire estate as lessee under the Primary Leases, pursuant to which Primary Leases the lessors described in EXHIBIT B (each, together with each lessor's successors and assigns, including its estate and anyone acting on its behalf in any bankruptcy, and including any debtor in possession acting on its behalf, a "LANDLORD") demised to Premier those certain plot(s), piece(s), and parcel(s) of land more particularly described in connection with those Primary Leases in EXHIBIT A (the "PREMISES", and all of which shall also constitute "LAND" and, as to Premier's leasehold estate, part of the "PROPERTY"). The "PRIMARY LEASES" also include the following:

          (a) The leasehold estate under the Primary Leases, together with all credits, deposits, options to renew, privileges, rights (including rights of possession and occupancy and regarding Loss Proceeds), benefits, estate, title, and interest of Premier as tenant under the Primary Leases, claims of Premier against Landlord, rights of Premier to give any Landlord any notices under the Primary Leases, and all rights of Premier to enforce against any Landlord any negative or affirmative covenants of such Landlord in the Primary Leases (all, collectively, the "LEASEHOLD RIGHTS");

          (b) All of Premier's claims and rights to the payment of damages that may arise from any Landlord's failure to perform under the Primary Leases, rejection or disaffirmance of the Primary Leases under any Bankruptcy Law, or violation or breach

                                                               EXECUTION VERSION

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     by any Landlord under the Primary Leases, and all damages and other sums payable pursuant thereto (collectively, the "PRIMARY LEASES DAMAGE CLAIMS"); and

          (c) To the exclusion of Premier, all of Premier's rights and remedies arising at any time under, or pursuant to, Bankruptcy Code Section 365(h), including Premier's right to elect to treat the Primary Leases as terminated, and Premier's right to remain in possession under the Primary Leases if any Landlord rejects or disaffirms it under Bankruptcy Code
     Section 365(h) or any other Bankruptcy Law, or any comparable right under any other Bankruptcy Law, together with all claims, suits, actions, proceedings, rights, remedies, and privileges related thereto or arising therefrom, including Premier's right to claim any offsets against Primary Rent together with the right to file and prosecute, to the exclusion of Premier, any proofs of claim, complaints, motions, applications, notices, and other documents in any case relating to any Landlord under the Bankruptcy Code (all, collectively, the "365(h) RIGHTS").

          Premier's assignment of the Primary Leases Damage Claims and, the 365(h) Rights: (a) is a present, irrevocable, and unconditional assignment (not an assignment as security or in the future); (b) shall continue in effect until all Indebtedness has have been satisfied and discharged in full; and (c) which will be exercised in accordance with the terms as set forth herein.

          Together with the rents, issues, and profits, subject however, to the right, power, and authority granted to Premier in this Deed of Trust to collect and apply the rents, issues, and profits; and

          Premier also irrevocably GRANTS, TRANSFERS, AND ASSIGNS to Real Estate Trustee, IN TRUST, WITH POWER OF SALE, all of Premier's right, title, and interest now owned or later acquired to the following property (including the rights or interests pertaining to the property) located at or to be constructed on the Property:

          (1) all buildings ("BUILDINGS"), structures, facilities and improvements of every nature now or later on the Land, and all appurtenances, easements, water and water rights, and pumps and pumping plants; all gaming equipment and devices, all machinery, equipment, appliances, and fixtures for generating or distributing air, water, heat, electricity, light, fuel, or refrigeration or for ventilating or sanitary purposes or for the exclusion of vermin or insects or for the removal of dust, refuse, or garbage; all wall safes, built-in furniture, and installations, shelving, lockers, partitions, doorstops, vaults, elevators, dumbwaiters, awnings, window shades, venetian blinds, light fixtures, fire hoses and brackets and boxes for them, fire sprinklers, alarm systems, draperies, drapery rods and brackets, screens, linoleum, carpets, furniture, furnishings, fixtures, plumbing, laundry tubs and trays, iceboxes, refrigerators, heating units, stoves, water heaters, incinerators, communication systems and installations for which any Building is specially designed and including the whole of any vessels permanently moored and/or in any way affixed to the Land, together with all materials, equipment and accessories now or from time to time installed thereon, and substitutions therefor, whether now existing or hereafter acquired, including without limitation its boilers, engines, machinery, masts, spars, boats, cables, motors, navigation and radar equipment, tools, anchors, chains,

                                                               EXECUTION VERSION

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     booms, cranes, rigs, pumps, pipe, tanks, tackle, apparel, furniture, fixtures, rigging, supplies, fittings and machinery, equipment and accessories relating to gaming operations (including but not limited to all gaming supplies, table games, money counting and wrapping equipment, casino related signage, gaming equipment (as hereinafter defined) and communication systems, visual and electronic surveillance systems and transportation systems), tools, utensils, food and beverage, liquor, uniforms, linens, housekeeping and maintenance supplies, fuel, all financial equipment, computer equipment, calculators, adding machines and any other electronic equipment of every nature used in connection with the operation of the vessel, all machinery, equipment, engines, appliances and fixtures for generating or distributing air, water, heat, electricity, light, fuel or refrigeration, or for ventilating or sanitary purposes, or for the exclusion of vermin or insects, or for the removal of dust, refuse or garbage, all wall-beds, wall-safes, built-in furniture and installations, shelving, lockers, partitions, doorstops, vaults, motors, elevators, dumbwaiter, awnings, window shades, venetian blinds, light fixtures, fire hoses and brackets and boxes for the same, fire sprinklers, alarm, surveillance and security systems, computers, drapes, drapery rods and brackets, mirrors, mantels, screens, linoleum, carpets and carpeting, plumbing, bathtubs, showers, sinks, basins, pipes, faucets, water closets, laundry equipment, washers, dryers, ice-boxes and heating units, all kitchen and restaurant equipment, including but not limited to silverware, dishes, menus, cooking utensils, stoves, refrigerators, ovens, ranges, dishwashers, disposals, water heaters, incinerators, furniture, fixtures and furnishings, all cocktail lounge supplies, including but not limited to bars, glassware, bottles and tables used in connection with the vessel, all chaise lounges, hot tubs, swimming pool heaters and equipment, and all other recreational equipment (computerized and otherwise), beauty and barber equipment, and maintenance supplies used in connection with the vessel, all specifically designed installations and furnishings, and all furniture, furnishings and personal property of every nature whatsoever now or hereafter owned or leased by the Mortgagor or in which the Mortgagor has any rights or interest and located in or on, or attached to, or used or intended to be used or which are now or may hereinafter be appropriated for use on or in connection with the operation of the vessel, or in connection with any construction being conducted or which may be conducted thereon, and all extensions, additions, accessions, improvements, betterments, renewals, substitutions, and replacements to any of the foregoing, all of which (to the fullest extent permitted by law) shall be conclusively deemed appurtenances to the vessel, all earnings, freight, sub-freights, charter hires and sub-charter hires, if any, and all other appurtenances to the vessel appertaining or belonging, whether now owned or hereafter acquired, whether on board or not, and all additions, improvements and replacements hereafter made in or to the vessel, all of these items, whether now or later installed, being declared to be for all purposes of this Deed of Trust a part of the Land, the specific enumerations in this Deed of Trust not excluding the general, all of these items, whether now or later installed, being declared to be for all purposes of this Deed of Trust a part of the Land, the specific enumerations in this Deed of Trust not excluding the general;

          (2)  the rents, issues, profits, and proceeds; and

          (3) the Property to the extent not included in clauses (1) and (2) above.

                                                               EXECUTION VERSION

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          The foregoing grant being for the purpose of securing the payment and performance when due of all Indebtedness (as defined herein). The final maturity date of the Indebtedness is the Final Maturity (as defined herein). This Deed of Trust is for commercial purposes and secures not only existing indebtedness or advances made contemporaneously with the execution hereof, but also future advances, whether obligatory or optional, or both, to the same extent as if such future advances were made contemporaneously with the execution of this Deed of Trust, even if no advance is made at the time of execution of this Deed of Trust, and even if no indebtedness is outstanding at the time any advance is made.

                                   ARTICLE 1.
                                   DEFINITIONS

          SECTION 1.1     CERTAIN DEFINED TERMS.

          As used in this Deed of Trust the following terms will have the following meanings:

          BANKRUPTCY CODE: Title 11 of the United States Code entitled "Bankruptcy".

          BANKRUPTCY LAW: The Bankruptcy Code together with any other Bankruptcy, insolvency, reorganization, moratorium or similar law of any jurisdiction to which a pertinent Person is subject.

          BENEFICIARY:  The Beneficiary as defined above in this Deed of Trust.

          BUILDINGS:  The Buildings as defined above in this Deed of Trust.

          BUSINESS DAY:  Any day other than a Legal Holiday.

          CAFE LEASE AGREEMENT: The Lease Agreement (Cafe) dated as of December 30, 2003, between Hard Rock STP, as lessee, and Premier, as lessor.

          COLLATERAL DOCUMENTS: This Deed of Trust and all other documents now or later securing any part of the payment of the Indebtedness or the observance or performance of the Indebtedness.

          CONSENT AND ACKNOWLEDGEMENT AGREEMENT: That certain Consent and Acknowledgement Agreement by and among Hard Rock STP, Hard Rock Licensing, Premier, Premier Finance Biloxi Corp., a Delaware corporation, GAR, LLC, a Mississippi limited liability company, AA Capital Biloxi Co-Investment Fund, L.P., a Delaware limited partnership, AA Capital Equity Fund, L.P., a Delaware limited partnership and the Trustee of even date herewith.

          DEFAULT RATE: A rate of interest per annum equal to ten and three fourths percent (10 3/4%).

                                                               EXECUTION VERSION

                                        4
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          DISBURSEMENT AGREEMENT:  The Cash Collateral and Disbursement
Agreement dated as of the date of the Indenture, among the Issuer, the Beneficiary as trustee, the Independent Construction Consultant (as defined therein) and the Beneficiary as disbursement agent, as the same may be amended, modified or supplemented from time to time.

          ENVIRONMENTAL PROVISION:  The Environmental Provision as defined in
Section 7.8 of this Deed of Trust.

          FACILITY: The Hard Rock Hotel & Casino Biloxi, a full service gaming, hotel and entertainment resort and certain related amenities to be developed upon approximately 8.5 acres along the Mississippi Gulf Coast in Biloxi, Mississippi.

          FINAL MATURITY: February 1, 2012

          FIRST MORTGAGE NOTES: The $150,000,000.00 (that may be increased to $180,000,000.00 pursuant thereto) aggregate principal amount of 10 3/4% First Mortgage Notes due 2012 issued or which may hereafter be issued by the Issuer under the Indenture, together with all other notes issued under the Indenture, including all notes issued in exchange or replacement thereof.

          FIXTURES: All fixtures located on the Improvements (as defined in this Deed of Trust) or now or later installed in, or used in connection with, any of the Improvements, including, but not limited to, all gaming equipment and devices, partitions, screens, awnings, motors, engines, boilers, furnaces, pipes, plumbing, elevators, cleaning and sprinkler systems, fire extinguishing apparatus and equipment, water tanks, heating, ventilating, air conditioning and air cooling equipment, built-in refrigerators, and gas and electric machinery, appurtenances, and equipment, whether or not permanently affixed to the Land or the Improvements.

          HARD ROCK DOCUMENTS: Collectively the License Agreement, Memorabilia Lease, Cafe Lease Agreement and Retail Store Lease Agreement.

          HARD ROCK LICENSING: Hard Rock Licensing, Inc., a Florida corporation.

          HARD ROCK STP: Hard Rock Cafe International, STP, Inc., a New York corporation.

          HAZARDOUS SUBSTANCE:

          (a) any oil, flammable substance, explosive, radioactive material, hazardous waste or substance, toxic waste or substance or any other waste, material, or pollutant that

               (i) poses a hazard to the Property or to persons on the Property, or

               (ii) causes the Property to be in violation of any Hazardous Substance Law;

          (b)  asbestos in any form;

                                                               EXECUTION VERSION

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          (c)  urea formaldehyde foam insulation;

          (d) transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls;

          (e)  radon gas;

          (f) any chemical, material, or substance defined as or included in the definition of "hazardous substance," "hazardous substances," "hazardous wastes," "hazardous materials", "extremely hazardous waste," "restricted hazardous waste," or "toxic substances" or words of similar import under any applicable local, state, or federal law or under the regulations adopted or publications promulgated pursuant to those laws;

          (g) any other chemical, material, or substance that may pose a hazard to the environment.

          HAZARDOUS SUBSTANCE CLAIM: Any enforcement, cleanup, removal, remedial, or other governmental, regulatory, or private actions, agreements, or orders threatened, instituted, or completed pursuant to any Hazardous Substance Law, together with all claims made or threatened by any third party against Borrower or the Property relating to damage, contribution, cost-recovery compensation, loss, or injury resulting from the presence, release or discharge of any Hazardous Substance.

          HAZARDOUS SUBSTANCE LAW: Any federal, state, or local law, ordinance, regulation, or policy relating to the environment, health, and safety, any Hazardous Substance (including, without limitation, the use, handling, transportation, production, disposal, discharge, or storage of the substance), industrial hygiene, soil, groundwater, and indoor and ambient air conditions or the environmental conditions on the Property, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 [42 USCS SECTIONS 9601 ET SEQ.], as amended from time to time; the Hazardous Substances Transportation Act [49 USCS SECTIONS 1801 ET SEQ.], as amended from time to time; the Resource Conservation and Recovery Act [42 USCS SECTIONS 6901 ET SEQ.], as amended from time to time; and the Federal Water Pollution Control Act [33 USCS SECTIONS 1251 ET SEQ.], as amended from time to time.

          IMPOSITIONS: All real estate and personal property taxes and other taxes and assessments, water and sewer rates and charges, and all other governmental charges and any interest or costs or penalties with respect to those charges, assessments, or taxes, ground rent and charges for any easement or agreement maintained for the benefit of the Property, general and special, ordinary and extraordinary, foreseen or unforeseen, of any kind that at any time prior to or after the execution of the Loan Documents may be assessed, levied, imposed, or become a lien on the Property or the rent or income received from the Property, or any use or occupancy of the Property; and any charges, expenses, payments, or assessments of any nature, if any, that are or may become a lien on the Property or the rent or income received from the Property.

          IMPROVEMENTS: All Buildings, structures, facilities, improvements, and appurtenances on the Land of every nature, including any vessels permanently moored on the Land and all appurtenances and accessories and additions or any such vessel, and all

                                                               EXECUTION VERSION

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improvements, additions, and replacements of those improvements and other buildings and improvements, at any time later constructed or placed on the Land.

          INDEBTEDNESS: All covenants, agreements and payment and other obligations of the Issuer under the Indenture, the First Mortgage Notes and the Collateral Documents, including payment and performance of every obligation of Premier in this Deed of Trust.

          INDENTURE: The Indenture dated as of the date hereof, among the Issuer and the Beneficiary as trustee, relating to the First Mortgage Notes, as the same may be amended, modified or supplemented from time to time.

          INTERCREDITOR AGREEMENT: The Intercreditor dated as of January 23, 2004, between Trustee and Rank America, Inc., a Delaware corporation.

          ISSUER: Collectively, Premier, jointly and severally with Premier Finance Biloxi Corp., a Delaware corporation, and a wholly-owned subsidiary of Premier.

          LAND:  The Land as defined above in this Deed of Trust.

          LANDLORD:  The Landlord as defined above in this Deed of Trust.

          LEASE AND AIR RIGHTS AGREEMENT: The Lease and Air Rights Agreement between the City of Biloxi, Mississippi, as Lessor, and Premier, as Lessee, as further identified on attached Exhibit B.

          LEASEHOLD IMPAIRMENT:  The Leasehold Impairment as defined in Section
3.6 in this Deed of Trust.

          LEGAL HOLIDAY: A Saturday, a Sunday or a day on which banking institutions in the City of New York, the State of Mississippi or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holi-day at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the interven-ing period.

          LEASEHOLD RIGHTS: The Leasehold Rights as defined above in this Deed of Trust.

          LOAN: The loan secured by this Deed of Trust and evidenced by the First Mortgage Notes.

          LOAN DOCUMENTS: The First Mortgage Notes, the Indenture and the Collateral Documents.

          NEW LEASE: After a Primary Lease terminates or expires for any reason, any new, replacement, or substitute Primary Leases issued to or obtained by Beneficiary or its Beneficiary's Representative for or in place of the former Primary Leases, whether under any terms of the former Primary Leases, by agreement with Landlord, or otherwise.

          NOTEHOLDERS: All of the holders from time to time of the First Mortgage Notes.

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          OBLIGATIONS:  All of the covenants, promises, and other obligations
(other than the Indebtedness):

               (a) made or owing by Premier to or due to Beneficiary under or as set forth in the Loan Documents, and

               (b) made or owing by Premier to every other Person, a breach of which would or may affect Premier's ownership, development, or operation of the Property.

          PAYMENTS: The Payments as defined in Section 9.1 of this Deed of Trust.

          PERSON: Any natural person, corporation, limited liability company, partnership, firm, association, government, governmental agency, or any other entity, whether acting in an individual, fiduciary, or other capacity.

          PERSONALTY: Premier's interest in all accounts, contract rights, and general intangibles (specifically including any insurance proceeds and condemnation awards) arising out of the ownership, development, or operation of the Property, and all furniture, furnishings, equipment, machinery, construction materials and supplies, leasehold interests in personal property, and all other personal property (other than Fixtures) now or later on the Property, together with all present and future attachments, accessions, replacements, substitutions, and additions, and the cash and noncash proceeds.

          PLANS AND SPECIFICATIONS: The final set of architectural, structural, mechanical, electrical, grading, sewer, water, street, and utility plans and specifications for the Improvements, including all supplements, amendments, and modification.

          PLEDGE PROVISIONS: "Pledge Provisions" shall mean: (i) the terms and conditions of the Consent and Acknowledgement Agreement, the Subordination Non-Disturbance and Attornment Agreement for the Cafe Lease Agreement and the Subordination Non-Disturbance and Attornment for the Retail Store Lease Agreement, and (ii) the appropriate provisions of the Hard Rock Documents governing (a) the pledge of the rights created therein as collateral for any loan arising from or related to the Facility, or (b) the assignment or other transfer of Premier's interest in the applicable Hard Rock Document(s), including, but not limited to, Sections 16 and 24 of the License Agreement,
Section 19(B) of the Memorabilia Lease, Section 29 of the Cafe Lease Agreement and Section 29 of the Retail Store Lease Agreement.

          PREMIER:  Premier as defined above in this Deed of Trust.

          PREMISES:  The Premises as defined above in this Deed of Trust.

          PRIMARY LEASES: All of the leases described in attached EXHIBIT B, incorporated by reference, as amended, restated, renewed, modified, supplemented or extended from time to time.

          PRIMARY LEASES DAMAGES CLAIMS: The Primary Leases Damages Claims as defined above in this Deed of Trust.

                                                               EXECUTION VERSION

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          PRIMARY RENT: All payments the Primary Leases require Premier to pay, including rentals, basic rent, and additional rent, and any other payments, sums, or charges payable or required to be paid under the Primary Leases, whether to Landlord or to a third party.

          PROPERTY: The Land, the Primary Leases, the Improvements, the Fixtures, and the Personalty, together with:

               (c) all rights, privileges, tenements, hereditaments, rights of way, easements, and appurtenances of the Land or the Improvements now or later belonging to the Property and all right, title, and interest of Premier in any streets, ways, alleys, strips, or gores of land adjoining the Land; and

               (d) all of Premier's right, title, and interest in the Land, the Improvements, the Fixtures, and the Personalty, including any award for any change of grade of streets affecting the Land, the Improvements, the Fixtures, or the Personalty.

          REAL ESTATE TRUSTEE: The Real Estate Trustee as defined above in this Deed of Trust.

          RECEIVER: Any trustee, receiver, custodian, fiscal agent, liquidator, or similar officer.

          RELEASE: Any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment, including continuing migration, of Hazardous Substances that goes into the soil, surface water, or groundwater of the Property, whether or not caused by, contributed to, permitted by, acquiesced to, or known to Premier.

          RETAIL STORE LEASE AGREEMENT: The Lease Agreement (Retail Store) dated as of December 30, 2003, between Hard Rock STP, as lessee, and Premier, as lessor.

          SPACE LEASES: The Space Leases as defined in Section 9.1 of this Deed of Trust.

          SUBORDINATION NON-DISTURBANCE AND ATTORNMENT AGREEMENT FOR THE CAFE LEASE AGREEMENT: That certain Subordination Non-Disturbance and Attornment Agreement by and between the Trustee and Hard Rock Cafe International (STP), Inc.

          SUBORDINATION NON-DISTURBANCE AND ATTORNMENT AGREEMENT FOR THE RETAIL STORE LEASE AGREEMENT: That certain Subordination Non-Disturbance and Attornment Agreement by and between the Trustee and Hard Rock Cafe International (STP), Inc.

          365(h) RIGHTS:  The 365(h) Rights as defined above.

          TIDELANDS LEASE: The Public Trust Tidelands Lease dated as of October 27, 2003, between the Secretary of State, with the approval of the Governor, for and on behalf of the

                                                               EXECUTION VERSION

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State of Mississippi, as lessor, and Premier Entertainment, LLC, a Mississippi limited liability company (predecessor in interest to Premier), as Lessee, as further identified on attached Exhibit B.

          TRUSTEE: U.S. Bank National Association, a national banking association, as trustee under the Indenture for the benefit of the Noteholders.

          WORK: The construction of the Improvements on the Property in accordance with the Plans and Specifications.

                                   ARTICLE 2.
                         REPRESENTATIONS AND WARRANTIES

          Premier represents and warrants to Beneficiary that as of the date of this Deed of Trust:

          SECTION 2.1     SUBDIVISION.

          Premier warrants that the Land has been subdivided from all other property consistent with all zoning and other applicable laws and use restrictions and all other governmental regulations applicable to the Property.

          SECTION 2.2     PRIMARY LEASES.

          Each Primary Lease is valid and subsisting and is in full force and effect in accordance with its terms. It has not been modified, whether in writing or pursuant to any purported oral modification, except as set forth in Exhibit "B." Premier has delivered to Beneficiary a true, correct, and complete copy of each Primary Lease, including all existing amendments, modifications, and waivers. Each Primary Lease, or a memorandum thereof, has been duly recorded. All Primary Rent due through and including the effective date hereof has been paid. Premier has performed all its presently accrued obligations under the Primary Leases. No default by any party exists under the Primary Leases. Premier enjoys the quiet and peaceful possession of the leasehold estate created by the Primary Leases. This Deed of Trust conforms and complies with the Primary Leases, does not constitute a violation or default under a Primary Lease, and is and will at all times constitute a valid lien (subject only to Permitted Liens (as defined in the Indenture)) on Premier's entire leasehold estate created by the Primary Leases. Any exercise of Beneficiary's remedies does not and will not constitute a breach or default under the Primary Leases.

                                   ARTICLE 3.
                              AFFIRMATIVE COVENANTS

          Until the entire Indebtedness has been paid in full, Premier covenants to and agrees with Beneficiary as follows:

                                                               EXECUTION VERSION

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          SECTION 3.1     OBLIGATIONS OF PREMIER.

          Premier will pay the Indebtedness and Premier will continue to be liable for the payment of the Indebtedness until it has been paid in full. Premier will timely perform all the covenants, agreements, terms, and conditions to be performed by Premier:

               (i)        under this Deed of Trust;

               (ii) as required of Premier under each document and agreement constituting one of the Collateral Documents;

               (iii) under all other agreements between Premier and Beneficiary in accordance with the respective terms of the agreement; and

               (iv) as required of Premier under all other agreements to which Premier is a party with respect to the Property.

          SECTION 3.2     INDEMNITY.

          (a) If any action or proceeding (whether judicial, regulatory, or administrative) is threatened or commenced, except an action to foreclose this Deed of Trust or to collect the Indebtedness,

               (i)        that affects the Property or any portion of it,

               (ii)       in which Beneficiary is or could be made a party, or

               (iii) in which it becomes necessary to defend or uphold the lien of this Deed of Trust,

then all costs, fees, and expenses incurred by Beneficiary with respect to the action or proceeding (including, without limitation, attorney fees and expenses) will, within ten (10) days after the submission of bills for the costs to Premier, be paid directly to the billing party by Premier.

          (b) In addition, Premier agrees to pay all costs, including, without limitation, attorney fees and expenses, incurred by Beneficiary in enforcing the terms of this Deed of Trust or the terms of any of the Loan Documents, whether or not suit is filed. Premier agrees to indemnify and hold Beneficiary and Noteholders harmless from all liability, loss, damage, or expense (including, without limitation, attorney fees) that it or they may incur under this Deed of Trust, or in connection with the making of any of the loans or financial arrangements secured by this Deed of Trust, the enforcement of any of Beneficiary's rights or remedies, any action taken by Beneficiary under this Deed of Trust, or by reason or in defense of any claims and demands that may be asserted against Beneficiary or Noteholders arising out of the Property.

          (c) On the failure of Premier to make timely payment pursuant to the terms of Section 3.2(a) of this Deed of Trust after five (5) days written notice of such failure, the payment may be paid by Beneficiary. Sums of money paid by Beneficiary, and sums owed to Beneficiary pursuant to Section 3.2(b) of this Deed of Trust, together with interest at the Default Rate from

                                                               EXECUTION VERSION
the date Beneficiary makes the payment or incurs the loss, will be secured by this Deed of Trust, prior to any right, title, or interest in or claim on the Property attaching or accruing subsequent to the lien of this Deed of Trust, and will be payable by Premier to Beneficiary on demand.

          (d) The provisions of this Section 3.2 will survive the termination of this Deed of Trust and the repayment of the Indebtedness.

          SECTION 3.3     REIMBURSEMENT.

          Beneficiary will have the right to declare immediately due any amount paid by it for any tax, stamp tax, assessment, water rate, sewer rate, insurance premium, repair, rent charge, debt, claim, inspection, or lien having priority over this Deed of Trust, or over any other agreement given to secure the Indebtedness. Premier shall have the right, at its sole cost and expense, to contest by appropriate proceedings conducted in good faith any ad valorem tax assessment or reassessment so long as Premier diligently pursues same and establishes appropriate reserves in accordance with GAAP (as defined in the Indenture).

          SECTION 3.4     TAX RECEIPTS.

          Premier will exhibit to Beneficiary, within seven (7) days after demand, bills (that will be receipted from and after the date receipted bills are obtainable) showing the payment to the extent then due of all taxes, assessments (including those payable in periodic installments), water rates, sewer rates, or any other Imposition that may have become a lien on the Property or any Personalty prior to the lien of this Deed of Trust.

          SECTION 3.5     RIGHT OF ENTRY.

          Premier grants to Beneficiary and its agents, employees, consultants, and contractors the right to enter on the Property for the purpose of making any inspections, reports, tests (including, without limitation, soils borings, groundwater testing, wells, or soils analysis), inquiries, and reviews that Beneficiary, in its sole and absolute discretion, deems necessary to assess the then current condition of the Property and for the purpose of performing any of the acts it is authorized to perform under the terms of this Deed of Trust. Premier agrees to cooperate with Beneficiary to facilitate any inspection. Beneficiary will provide Premier with one (1) Business Day's notice of the entry (except in case of emergency). However, Premier's consent will not be required for entry or for the performance of tests. Beneficiary's or it's Agent's right for entry to make inspections, etc., is limited by the terms of the Primary Leases, the Cafe Lease Agreement and the Retail Store Lease Agreement and Beneficiary shall not exercise such right of entry and inspection, etc., more than four (4) times per year unless an Event of Default has occurred and is continuing. Beneficiary and its Agents will exercise such rights of entry and inspections, etc., in a manner as not to unreasonably interfere with the use and operation of the Property. All costs, fees, and expenses (including, without limitation, those of Beneficiary's outside counsel and consultants) incurred by Beneficiary with respect to the inspections, reports, tests, inquiries, and reviews, together with all related preparation, consultation, analyses, and review, will be paid by Premier to Beneficiary on demand, will accrue interest at the Default Rate until paid, and will be secured by this Deed of Trust, prior to

                                                               EXECUTION VERSION
any right, title, or interest in or claim on the Property attaching or accruing subsequent to the lien of this Deed of Trust.

          SECTION 3.6     PRIMARY LEASES PRESERVATION COVENANTS.

          Premier shall perform all the following covenants (collectively, the "PRIMARY LEASES PRESERVATION COVENANTS"):

          (a) Premier shall pay all Primary Rent, promptly when due and payable, before any cure or grace period begins. From and after any notice from Beneficiary requesting Premier to do so, whenever Premier pays any Primary Rent, Premier shall simultaneously give Beneficiary a copy of the check delivered to Landlord or the applicable payee.

          (b) Premier shall perform and observe (before any cure or grace period begins) all material obligations of Premier under the Primary Leases. Premier shall not violate the Primary Leases. Premier shall do everything necessary to preserve the Primary Leases and to keep it unimpaired and in full force and effect. Premier shall not permit the Primary Leases to go into default, whether or not (a) Landlord has given any notice or default, or (b) any cure period in the Primary Leases has commenced or expired.

          (c) Premier shall enforce Landlord's obligations under the Primary Leases so that Premier may at all times exercise and enjoy all its Leasehold Rights. Premier shall timely satisfy all conditions that must be satisfied for Premier to exercise and enjoy all its Leasehold Rights.

          (d) Premier shall not cause, agree to, permit, or suffer to occur any termination, surrender, modification or amendment of any Primary Lease except as expressly permitted in the Indenture (a "LEASEHOLD IMPAIRMENT"). Any Leasehold Impairment made that is not permitted under the Indenture shall be null, void, and of no force or effect. Any party entering into or purportedly obtaining the benefit of any purported Leasehold Impairment is hereby notified that Premier has no power or authority to cause, consent, or agree to any Leasehold Impairment.

          (e) Premier shall promptly deliver to Beneficiary a copy of any notice of default or termination, or demand for performance, or bill or invoice for any Primary Rent not paid when due that Premier receives from, or delivers to, Landlord. Premier shall give Beneficiary all information and documents that Beneficiary reasonably requests from time to time concerning the Primary Leases and Premier's compliance with the Primary Leases. Immediately upon learning that Landlord has failed (or has threatened to fail) to perform any material obligation of Landlord under the Primary Leases, Premier shall so notify Beneficiary.

          (f) Promptly after the effective date hereof, and again promptly after any amendment of this Deed of Trust, Premier shall notify Landlord of the execution and delivery of this Deed of Trust or such amendment. Such notice shall set forth, verbatim, in form satisfactory to Beneficiary, such provisions of this Deed of Trust as Beneficiary

                                                               EXECUTION VERSION
     shall require. Beneficiary may, but need not, give Landlord at any time any notice regarding this Deed of Trust or the Loan.

          (g) Premier irrevocably delegates to Beneficiary the nonexclusive authority to exercise any or all Leasehold Rights, whether or not Premier has failed to exercise them. Premier irrevocably designates Beneficiary as Premier's agent and attorney-in-fact, in accordance with this Deed of Trust, and irrevocably authorizes Beneficiary to perform or observe on Premier's behalf any obligation that Premier fails to perform under the Primary Leases and exercise any Leasehold Rights. Such appointment of Beneficiary as Premier's attorney-in-fact is coupled with an interest and hence irrevocable. Any advances or expenditures that Beneficiary makes or incurs in performing any such obligation or exercising any such right of Premier shall constitute Indebtedness under Section 7.6. Prior to making any advances, Beneficiary shall provide Premier five (5) days' written notice. Additionally, Beneficiary's rights of entry is limited by the tenants' rights under the Cafe Lease Agreement and the Retail Store Lease Agreement. Beneficiary's performance or observance of any such obligation or right shall not prevent Premier's failure to do so from constituting a default or Event of Default. In performing any such obligation or right, Beneficiary may enter the Premises. If Beneficiary receives notice or obtains knowledge of any default under any Primary Leases, Beneficiary may rely on the same and take any action that this Deed of Trust (or any Primary Leases or applicable law) allows to remedy such default even if Premier questions or denies its existence or nature. Nothing in this paragraph imposes any obligation or duty on Beneficiary.

          (h) If an Event of Default has occurred and is continuing, Premier shall promptly notify Beneficiary of any request that Landlord or Premier makes for, or any institution of, any litigation, mediation, arbitration, or other dispute resolution procedure regarding the Primary Leases or the Premises (a "DISPUTE RESOLUTION PROCEEDING"). Premier authorizes Beneficiary to participate in any Dispute Resolution Proceeding. Such participation may, at Beneficiary's option, be to the exclusion of, and in place of, Premier. Premier shall promptly deliver to Beneficiary a copy of all documents, pleadings, proposals, submissions, determinations, and other papers delivered pursuant to such Dispute Resolution Proceeding (the "DISPUTE RESOLUTION DOCUMENTS"). If any Dispute Resolution Proceedings commence, then Premier shall, within five Business Days after Beneficiary's written request, deposit with Beneficiary such security as Beneficiary shall reasonably require (after taking into account any security required under the Primary Leases or already required under this Deed of Trust) to assure that if such Dispute Resolution Proceedings are resolved in a manner unfavorable to Premier, then funds will be available to pay the disputed amount or to pay for the disputed performance required under the Primary Leases.

          (i) Premier's obligations under this Deed of Trust are in addition to Premier's obligations under the Primary Leases.

          (j) Premier shall notify Beneficiary at least 60 days, and no more than 120 days, before the first day and again before the last day of the period during which Premier may exercise any option to renew. Premier shall validly exercise each option to renew

                                                               EXECUTION VERSION
     and renew the Primary Leases, at least 15 days before the last day as of which any applicable option may be exercised, when and as the Primary Leases permits, except to the extent that Premier determines not to exercise such option and obtains Beneficiary's prior written consent to such failure to exercise. Premier shall not, without Beneficiary's prior written consent, fail or refuse to take timely and appropriate action to exercise every option to renew (including the timely satisfaction of all conditions to any such exercise) when and as the Primary Leases permits or requires.

          (k) Within 20 days after written request by Beneficiary from time to time, Premier shall deliver to Beneficiary an estoppel certificate executed by Landlord in accordance with the Primary Lease, stating that: (a) its Primary Lease is in full force and effect and has not been modified or, if it has been modified, the date (and a copy) of each modification; (b) the date to which Tenant has paid Primary Rent; (c) whether Landlord has sent a notice of default to Premier and, if such notice has been sent, a copy thereof; (d) whether any party(ies) is/are in default and, if Premier is (allegedly) in default, a description of such (alleged) default; (e) the identity of the current tenant and all beneficiaries known to Landlord; (f) whether any event has occurred or exists that, with the passage of time or the giving of notice, would constitute a default by any party; and (g) such other matters as Beneficiary shall request.

          (l) If Beneficiary or its designee acquires or obtains a New Lease, then Premier shall have no right, title, or interest whatsoever in or to such New Lease, or any proceeds or income arising from any leasehold estate under any such New Lease, or from any sale, assignment, or other disposition of such New Lease, proceeds or income, or leasehold estate created by such New Lease. Beneficiary or its designee shall hold such New Leases and all estate, right, title, and interest thereunder free and clear of any right or claim of Premier.

          SECTION 3.7     LANDLORD BANKRUPTCY PROCEEDING.

          Premier and Beneficiary agree as follows regarding any bankruptcy proceeding that affects Landlord:

          (a) Premier shall notify Beneficiary promptly after learning of the commencement of such bankruptcy proceeding.. Premier shall timely give Beneficiary all documents and information relating to such bankruptcy proceeding, including all information available to Premier as to the date of such filing, the court in which such petition was filed, and the relief sought in such petition. Premier shall promptly give Beneficiary copies of all summonses, pleadings, applications, proofs of claim, complaints, motions, notices, and other documents that any party serves in connection with Landlord's bankruptcy proceeding or any related proceedings (the "BANKRUPTCY DOCUMENTS").

          (b) If any action, proceeding, application, motion, or notice is commenced or filed regarding Landlord or any of the Property (including any motion to reject or disaffirm the Primary Lease) in such bankruptcy proceeding, then Beneficiary shall have, and Premier grants to Beneficiary, the right, but not the obligation, to the exclusion of

                                                               EXECUTION VERSION

     Premier, exercisable upon notice from Beneficiary to Premier, to conduct and control any such litigation (including the right to file and prosecute any Bankruptcy Documents), using counsel of Beneficiary's choice. Beneficiary may proceed, in its own name or in Premier's, in connection with any such litigation. Premier shall execute all powers, authorizations, consents, and other documents that Beneficiary requires for that purpose. Premier shall pay Beneficiary (or such third party as Beneficiary designates) all costs, expenses, and liabilities (including reasonable attorneys' fees) that Beneficiary pays or incurs in prosecuting or otherwise conducting any such proceedings, with interest at the Default Rate from the date incurred until the date paid. Premier shall not, without Beneficiary's prior written consent, commence any action, suit, proceeding, or case, or file any Bankruptcy Documents, regarding any Primary Lease in any such bankruptcy proceeding.

          (c) If any Landlord rejects or disaffirms, or seeks or purports to reject or disaffirm, any Primary Lease pursuant to any Bankruptcy Law, then Premier shall not exercise the 365(h) Rights except as this paragraph permits. To the extent permitted by law, Premier shall not suffer or permit termination of the Primary Leases by exercise of the 365(h) Rights or otherwise without Beneficiary's prior written consent. Premier acknowledges that because the Primary Leases are a primary element of Beneficiary's security for the Indebtedness, it is not anticipated that Beneficiary would consent to termination of a Primary Lease. If Premier exercises any 365(h) Rights so as to elect to treat the Primary Leases as terminated in violation of this Deed of Trust, then such election shall be null, void, and of no force or effect. Premier disclaims any right, power, or authority to make any such election.

          (d) Premier's assignment of the 365(h) Rights to Beneficiary, as provided for in this Deed of Trust, is: (a) to the exclusion of Premier, so that Premier no longer retains the right to exercise any of the 365(h) Rights; and (b) one of the rights that Beneficiary may use at any time to protect and preserve Beneficiary's other rights and interests under this Deed of Trust. Premier acknowledges that: (1) any exercise of the 365(h) Rights in favor of terminating the Primary Leases would constitute waste in violation of this Deed of Trust and applicable common law principles; (2) are in the nature of a remedy available to Premier under the Primary Leases, and not a property interest that Premier can separate from the Primary Leases (other than as contemplated by the assignment of the 365(h) Rights provided for in this Deed of Trust); and, therefore, (3) Beneficiary's exercise of the 365(h) Rights does not, and shall not be deemed to, constitute Beneficiary's taking or sale of the Property (or any element thereof) and shall not entitle Premier to any credit against the Indebtedness or otherwise impair Beneficiary's Remedies.

          (e) Unless Beneficiary directs otherwise in writing, to the extent (if any) that Premier has the right, power, or authority to exercise any 365(h) Rights or that Beneficiary authorizes and directs Premier to do so, Premier shall exercise the 365(h) Rights in favor of Premier's remaining in possession under the Primary Lease.

          (f) If Landlord rejects or disaffirms any Primary Lease or purports or seeks to disaffirm any Primary Lease pursuant to any Bankruptcy Law, then: (a) Premier shall

                                                               EXECUTION VERSION
     remain in possession of the Premises and shall perform all acts necessary for Premier to remain in such possession for the unexpired term of the Primary Leases (including all renewals), whether the then existing terms of the Primary Leases require such acts or otherwise; (b) Premier hereby elects to remain in possession of the Premises and not to treat the Primary Leases as terminated; and (c) all terms and provisions of this Deed of Trust and the lien of this Deed of Trust shall remain in full force and effect and extend automatically to and attach to the 365(h) Rights.

          (g) Notwithstanding anything to the contrary, prior to an Event of Default, Premier shall have the right to act on its own behalf with respect to this Section 3.7.

          SECTION 3.8     NATURE OF BENEFICIARY'S INTEREST.

          Notwithstanding anything to the contrary in this Deed of Trust, this Deed of Trust does not constitute an assignment of the Primary Leases within the meaning of any prohibition or restriction on transfer in any Primary Lease. Beneficiary shall have no liability or obligation under the Primary Leases by accepting this Deed of Trust. Beneficiary shall be liable for Premier's obligations under the Primary Leases only while Beneficiary possesses the leasehold estate created by the Primary Leases or has acquired, by foreclosure or otherwise, and is holding, Premier's right, title, and interest under the Primary Leases. Any such liability of Beneficiary shall terminate when Beneficiary assigns or abandons the leasehold estate created by the Primary Leases.

          SECTION 3.9     APPLICATION OF PROCEEDS.

          Any Primary Leases Damage Claims that Beneficiary receives or collects shall be applied first to Beneficiary's costs and expenses (including reasonable attorneys' fees) in connection with the exercise of its rights under this Deed of Trust and then, in such order as Beneficiary shall determine, on account of the Obligations, whether or not then due. Subject to the Intercreditor Agreement, Beneficiary shall release the balance, if any, to Premier; PROVIDED, HOWEVER, prior to (i) commencement of an action by the Trustee to foreclose on all or any portion of the Property, or (ii) the filing of a petition (either voluntary or involuntary) for bankruptcy by the Issuer, the proceeds of any such sale of all or any portion of the Property shall be applied first to satisfy the obligations of Issuer to Hard Rock Licensing, and, thereafter, shall be applied as set forth above.

          SECTION 3.10    PREMIER BANKRUPTCY.

          If any bankruptcy proceeding is commenced affecting Premier and Premier (whether as debtor in possession or otherwise) or any trustee of Premier (such trustee, such debtor in possession, and/or Premier all being collectively referred to as "PREMIER" for purposes of this paragraph) shall decide to reject or disaffirm the Primary Leases pursuant to the Bankruptcy Code, then Premier shall give Beneficiary at least 20 days prior written notice of the date when an application or motion must be filed with the governing court for authority to reject or disaffirm the Primary Lease. In that event, or if Premier has taken no affirmative action to assume, reject, or disaffirm the Primary Leases pursuant to Bankruptcy Law within 30 days after such bankruptcy proceeding commenced, then Beneficiary shall have the right, but not the

                                                               EXECUTION VERSION
obligation, to serve upon Premier a notice stating that Beneficiary: (i) demands that Premier assume and assign the Primary Leases to Beneficiary under Bankruptcy Code Section 365, and (ii) covenants to cure, or provide adequate assurance of prompt cure of, all defaults and provide adequate assurance of future performance under the Primary Lease. If Beneficiary serves such notice upon Premier, then Premier shall not seek to reject or disaffirm the Primary Leases, and Premier shall comply with such demand within 60 days, provided Beneficiary performs such covenants. Premier hereby assigns, transfers, and sets over to Beneficiary a nonexclusive right to apply to the applicable bankruptcy court under Bankruptcy Code Section 365 for an order extending the period during which Premier may reject, disaffirm, or assume the Primary Leases after entry of any order for relief in respect of Premier under Chapter 7 of the Bankruptcy Code.

                                   ARTICLE 4.
                                NEGATIVE COVENANT

          Until the entire Indebtedness has been paid in full, Premier covenants to and agrees with Beneficiary not to initiate, join in, or consent to any change in any zoning ordinance, private restrictive covenant, assessment proceedings, or other public or private restriction limiting or restricting the uses that may be made of the Property or any part of it without the prior written consent of Beneficiary.

                                   ARTICLE 5.
                            ENVIRONMENTAL PROVISIONS

          SECTION 5.1     COVENANTS.

          Premier agrees, except in the ordinary course of business and in strict compliance with all applicable Hazardous Substance Laws, as follows:

          (a) not to cause or permit the property to be used as a site for the use, generation, manufacture, storage, treatment, Release, discharge, disposal, transportation, or presence of any Hazardous Substance;

          (b) not to cause, contribute to, permit, or acquiesce in any Release or threatened Release;

          (c) if Premier discovers a Release or the presence of any Hazardous Substance on or about the Property in violation of any Hazardous Substance Law, to:

               (i) notify Beneficiary of that discovery together with a reasonably detailed description;

               (ii) engage promptly after a request by Beneficiary, or if reasonably prudent, a qualified environmental engineer to investigate these matters and prepare and submit to Beneficiary a written report containing the findings and conclusions resulting from that investigation, all at the sole expense of Premier, and

               (iii) take, at Premier's sole expense, all necessary actions to remedy, repair, clean up, or detoxify any Release or Hazardous Substance, including, but not

                                                               EXECUTION VERSION

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     limited to, any remedial action required by any Hazardous Substance Laws or any judgment, consent, decree, settlement, or compromise in respect of any Hazardous Substance Claims, these actions to be performed:

                     (A)  in accordance with Hazardous Substance Laws,

                     (B)  in a good and proper manner,

                     (C) under the supervision of a qualified environmental engineer,

                     (D) in accordance with plans and specifications for these actions delivered to Beneficiary, and

                     (E)  using licensed and insured qualified contractors;

          (d) immediately furnish to Beneficiary copies of all written communications received by Premier from any governmental authority or other person or given by Premier to any person and any other information Beneficiary may reasonably request concerning any Release, threatened Release, Hazardous Substance Claim, or the discovery of any Hazardous Substance on or about the Property in violation of any Hazardous Substance Law; and

          (e) keep Beneficiary generally informed regarding any Release, threatened Release, Hazardous Substance Claim, or the discovery of any Hazardous Substance on or about the Property in violation of any Hazardous Substance Law.

          SECTION 5.2     INSPECTION AND RECEIVERSHIP RIGHTS.

          Upon Beneficiary's reasonable belief of the existence of a past or present Release or threatened Release not previously disclosed by Premier in connection with the making of the Loan or the execution of this Deed of Trust or upon Beneficiary's reasonable belief that Premier has failed to comply with any environmental provision of this Deed of Trust or any other Loan Document and upon reasonable prior notice (except in the case of an emergency) to Premier, Beneficiary or its representatives, employees, and agents, may from time to time and at all reasonable times (or at any time in the case of an emergency) enter and inspect the Property and every part of it (including all samples of building materials, soil, and groundwater and all books, records, and files of Premier relating to the Property) and perform those acts and things that Beneficiary deems necessary or desirable to inspect, investigate, assess, and protect the security of this Deed of Trust, for the purpose of determining:

          (a) the existence, location, nature, and magnitude of any past or present Release or threatened Release,

          (b) the presence of any Hazardous Substances on or about the Property in violation of any Hazardous Substance Law, and

          (c) the compliance by Premier of every environmental provision of this Deed of Trust and every other Loan Document.

                                                               EXECUTION VERSION

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          All costs and expenses incurred by Beneficiary with respect to the audits, tests, inspections, and examinations that Beneficiary or its agents, representatives, or employees may conduct, including the fees of the engineers, laboratories, contractors, consultants, and attorneys, will be paid by Premier. All costs or expenses incurred by Real Estate Trustee and Beneficiary pursuant to this Section (including without limitation court costs, consultant's fees, and attorney fees, whether incurred in litigation and whether before or after judgment) will bear interest at the Default Rate from the date they are incurred until those sums have been paid in full. Any rights of entry and inspections provided in this Section 5.2 shall be limited by the rights of tenants under the Cafe Lease Agreement and the Retail Store Lease Agreement. Except as provided by law, any inspections or tests made by Beneficiary or its representatives, employees, and agents will be for Beneficiary's purposes only and will not be construed to create any responsibility or liability on the part of Beneficiary to Premier or to any other person. Beneficiary will have the right, but not the obligation, to communicate with any governmental authority regarding any fact or reasonable belief of Beneficiary that constitutes or could constitute a breach of any of Premier's obligations under any environmental provision contained in this Deed of Trust or any Loan Document. Beneficiary shall provide Premier with copies of any and all inspection reports, etc., obtained pursuant to this
Section 5.2.

          SECTION 5.3     RELEASE AND INDEMNITY.

          Premier:

          (a) releases and waives any future claims against Beneficiary or Noteholders for indemnity or contribution in the event Premier becomes liable for cleanup or other costs under any Hazardous Substance Laws or under any Hazardous Substance Claim;

          (b) agrees to reimburse Beneficiary or Noteholders, on demand, for all costs and expenses incurred by Beneficiary or Noteholders in connection with any review, approval, consent, or inspection relating to the environmental provisions in this Deed of Trust together with interest, after demand, at the Default Rate; and

          (c) agrees to indemnify, defend, and hold Beneficiary, Noteholders and Real Estate Trustee harmless from all losses, costs, claims, damages, penalties, liabilities, causes of action, judgments, court costs, attorney fees and other legal expenses, costs of evidence of title, cost of evidence of value, and other expenses (collectively, "EXPENSES"), including, but not limited to, any Expenses incurred or accruing after the foreclosure of the lien of this Deed of Trust, which either may suffer or incur and which directly or indirectly arises out of or is in any way connected with the breach of any environmental provision either in this Deed of Trust or in any Loan Document or as a consequence of any Release or threatened Release on the presence, use, generation, manufacture, storage, disposal, transportation, Release, or threatened Release of any Hazardous Substance on or about the Property, including the soils and groundwaters, caused or permitted by Premier, any prior owner or operator of the Property, any adjoining landowner or any other party, including, without limitation, the cost of any required or necessary repair, cleanup, remedy, or detoxification of any Hazardous Substance and the preparation of any closure, remedial action, or other required plans, whether that action is required or necessary by reason of acts or omissions occurring prior to or following the recordation of this Deed of Trust. Premier's obligations will survive the satisfaction, release, or cancellation of the Indebtedness,

                                                               EXECUTION VERSION

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the release and reconveyance or partial release and reconveyance of this Deed of
Trust, and the foreclosure of the lien of this Deed of Trust or deed in lieu of the Deed of Trust. This Release and Indemnification shall not arise for expenses arising in connection with events or circumstances occurring after Beneficiary has exercised its rights under this Deed of Trust and taken ownership and control of the Property.

          SECTION 5.4     SURVIVAL.

          Premier and Beneficiary agree that each covenant or indemnity made by Premier in this Article or in any other provision of this Deed of Trust or any Loan Document that relates to the environmental condition of the Property will survive the payment of the Indebtedness and the termination or expiration of this Deed of Trust and will not be affected by Beneficiary's acquisition of any interest in the Property, whether by full credit bid at foreclosure, deed in lieu of that, or otherwise. If there is any transfer of any portion of Premier's interest in the Property, any successor-in-interest to Premier agrees by its succession to that interest that by assuming the debt secured by this Deed of Trust or by accepting the interest of Premier subject to the lien of this Deed of Trust, the successor remakes each of the representations and warranties in this Deed of Trust and agrees to be bound by each covenant in this Deed of Trust, including, but not limited to, any indemnity provision.

                                   ARTICLE 6.
                                  CONDEMNATION

          Premier, within five (5) Business Days upon obtaining knowledge of the institution of any proceedings for the condemnation of the Property or any portion of it, will notify Real Estate Trustee and Beneficiary of the pendency of the proceedings. Real Estate Trustee and Beneficiary may participate in any proceedings and Premier from time to time will deliver to Beneficiary all instruments requested by Beneficiary to permit participation. If there are condemnation proceedings, the award or compensation payable is assigned to and will be paid in accordance with the Indenture.

                                   ARTICLE 7.
                  EVENTS OF DEFAULT AND REMEDIES OF BENEFICIARY

          SECTION 7.1     EVENTS OF DEFAULT.

          As used in this, Deed of Trust, an "EVENT OF DEFAULT" means any Event of Default as defined in the Indenture.

          Subject to Pledge Provisions, if one or more Event of Default occurs and is continuing, then Beneficiary may declare all the Indebtedness to be due and the Indebtedness will become due without any further presentment, demand, protest, or notice of any kind, and Beneficiary may:

          (a) in person, by agent, or by a receiver, and without regard to the adequacy of security, the solvency of Premier, or the existence of waste, enter on and take possession of the Property or any part of it in its own name or in the name of Real Estate Trustee, sue for or otherwise collect the rents, issues, and profits, and apply them, less costs and expenses of

                                                               EXECUTION VERSION

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operation and collection, including reasonable attorney fees, upon the
Indebtedness, all in any order that Beneficiary may determine. The entering on and taking possession of the Property, the collection of rents, issues, and profits, and the application of them will not cure or waive any default or notice of default or invalidate any act done pursuant to the notice;

          (b) commence an action to foreclose this Deed of Trust in the manner provided by law for the foreclosure of mortgages of real property;

          (c) deliver to Real Estate Trustee a written declaration of default and demand for sale, and a written notice of default and election to cause the Property to be sold, which notice Real Estate Trustee or Beneficiary will cause to be filed for record;

          (d) with respect to any Personalty, proceed as to both the real and personal property in accordance with Beneficiary's rights and remedies in respect of the Land, or proceed to sell the Personalty separately and without regard to the Land in accordance with Beneficiary's rights and remedies; or

          (e) exercise any of these remedies in combination or any other remedy at law or in equity.

          SECTION 7.2     POWER OF SALE.

          (a) If Beneficiary elects to foreclose by exercise of the power of sale in this Deed of Trust, Beneficiary will also deposit with Real Estate Trustee this Deed of Trust, the First Mortgage Notes, and any receipts and evidence of expenditures made and secured as Real Estate Trustee may require. If notice of default has been given as then required by law, and after lapse of the time that may then be required by law, after recordation of the notice of default, Real Estate Trustee, without demand on Premier, but subject to the Pledge Provisions, will, after notice of sale having been given as required by law, sell the Property at the time and place of sale fixed by it in the notice of sale, either as a whole or in separate parcels as Real Estate Trustee determines, and in any order that it may determine, at public auction to the highest bidder. Real Estate Trustee may postpone sale of all or any portion of the Property by public announcement at the time and place of sale, and from time to time after that may postpone the sale by public announcement at the time fixed by the preceding postponement, and without further notice make the sale at the time fixed by the last postponement; or Real Estate Trustee may, in its discretion, give a new notice of sale. Beneficiary may rescind any notice of default at any time before Real Estate Trustee's sale by executing a notice of rescission and recording it. The recordation of the notice will constitute a cancellation of any prior declaration of default and demand for sale and of any acceleration of maturity of Indebtedness affected by any prior declaration or notice of default. The exercise by Beneficiary of the right of rescission will not constitute a waiver of any default then existing or subsequently occurring, or impair the right of Beneficiary to execute other declarations of default and demand for sale, or notices of default and of election to cause the Property to be sold, nor otherwise affect the First Mortgage Notes or this Deed of Trust, or any of the rights, obligations, or remedies of Beneficiary or Real Estate Trustee. After sale, Real Estate Trustee will deliver to the purchaser its deed conveying the property sold, but without any covenant or warranty, express or implied. The recitals in the deed of any matters or facts will be conclusive proof of their truthfulness. Subject to the Pledge Provisions, any Person, including

                                                               EXECUTION VERSION

Premier, Real Estate Trustee, or Beneficiary, may purchase at that sale. If allowed by law, Beneficiary, if it is the purchaser, may turn in the First Mortgage Notes at the amount owing on it toward payment of the purchase price (or for endorsement of the purchase price as a payment on the Note if the amount owing exceeds the purchase price). Premier expressly waives any right of redemption after sale that Premier may have at the time of sale or that may apply to the sale.

          (b) Real Estate Trustee, upon the sale, will make (without any covenant or warranty, express or implied), execute and, after due payment made, deliver to a purchaser and its heirs or assigns a deed or other record of interest, as the case may be, to the Property sold, which will convey, subject to the Pledge Provisions, to the purchaser all the title and interest of Premier in the Property and will apply the proceeds of the sale in payment,

               (i) first, of the expenses of the sale together with the expenses of the trust, including, without limitation, attorney fees, that will become due on any default made by Premier, and also any sums that Real Estate Trustee or Beneficiary have paid for procuring a search of the title to the Property subsequent to the execution of this Deed of Trust;

               (ii) second, of the Indebtedness then remaining unpaid, and the amount of all other monies with interest in this Deed of Trust agreed or provided to be paid by Premier; and

               (iii) Real Estate Trustee will pay the balance or surplus of the proceeds of sale to Person(s) legally entitled thereto.

          SECTION 7.3     PROOF OF DEFAULT.

          If there is a sale of the Property, or any part of it, and the execution of a deed for it, the recital of default and of recording notice of breach and election of sale, and of the elapsing of the required time between the recording and the following notice, and of the giving of notice of sale, and of a demand by Beneficiary that the sale should be made, will be conclusive proof of the default, recording, election, elapsing of time, and the due giving of notice, and that the sale was regularly and validly made on proper demand by Beneficiary. Subject to the Pledge Provisions, any deed with these recitals will be effectual and conclusive against Premier, its successors, and assigns, and all other Persons. The receipt for the purchase money recited or in any deed executed to the purchaser will be sufficient discharge to the purchaser from all obligations to see to the proper application of the purchase money.

          SECTION 7.4     PROTECTION OF SECURITY.

          Subject to Pledge Provisions, if an Event of Default occurs and is continuing, Beneficiary or Real Estate Trustee, without limitation to do so, without notice to or demand upon Premier, and without releasing Premier from any obligations or defaults may:

          (a) enter on the Property in any manner and to any extent that either deems necessary to protect the security of this Deed of Trust;

                                                               EXECUTION VERSION

          (b) appear in and defend any action or proceeding purporting to affect, in any manner, the Obligations or the Indebtedness, the security of this Deed of Trust, the Primary Leases, or the rights or powers of Beneficiary or Real Estate Trustee;

          (c) pay, purchase, or compromise any encumbrance, charge, or lien that in the judgment of Beneficiary or Real Estate Trustee is prior or superior to this Deed of Trust; and

          (d) pay necessary expenses, employ counsel, and pay reasonable attorney fees.

Premier agrees to repay on demand all sums expended by Real Estate Trustee or Beneficiary pursuant to this Section with interest at the Default Rate, and those sums, with interest, will be secured by this Deed of Trust.

          SECTION 7.5     RECEIVER.

          Subject to Pledge Provisions, if an Event of Default occurs and is continuing, Beneficiary, as a matter of strict right and without notice to Premier or anyone claiming under Premier and without regard to the then value of the Property, will have the right to apply ex parte to any court having jurisdiction to appoint a Receiver of the Property, and Premier waives notice of any application for that, provided a hearing to confirm the appointment with notice to Premier is set within fourteen (14) days after the appointment. Any Receiver will have all the powers and duties of receivers in similar cases and all the powers and duties of Beneficiary in case of entry as provided in this Deed of Trust, and will continue as such and exercise all those powers until the date of confirmation of sale, unless the receivership is terminated sooner.

          SECTION 7.6     CURING OF DEFAULTS.

          If Premier at any time fails to perform or comply with any of the terms, covenants, and conditions required on Premier's part to be performed and complied with under this Deed of Trust, the First Mortgage Notes, any of the other Loan Documents, the Primary Leases, the Space Leases or any other agreement that, under the terms of this Deed of Trust, Premier is required to perform, then Beneficiary, after seven (7) Business Days' notice to Premier (or without notice if Beneficiary determines that an emergency exists), and without waiving or releasing Premier from any of the Obligations, may, subject to the provisions of any of the agreements,

          (a) make from the Issuer's funds as permitted by the Disbursement Agreement or its own funds any payments payable by Premier and take out, pay for, and maintain any of the insurance policies provided for; and

          (b) perform any other acts on the part of Premier to be performed and enter on the Property for that purpose.

          The making by Beneficiary of payments out of Beneficiary's own funds will not, however, be deemed to cure the default by Premier, and it will not be cured unless and until Premier reimburses Beneficiary for the payments. All sums paid and all reasonable costs and expenses incurred by Beneficiary in connection with the performance of any act, together with

                                                               EXECUTION VERSION
interest on unpaid balances at the Default Rate from the respective dates of Beneficiary's making of each payment, will be added to the principal of the Indebtedness, will be secured by the Collateral Documents and by the lien of this Deed of Trust, prior to any right, title, or interest in or claim on the Property attaching or accruing subsequent to the lien of this Deed of Trust, and will be payable by Premier to Beneficiary on demand.

          SECTION 7.7     INSPECTION RIGHTS.

          On one (1) Business Days notice (except in the case of an emergency), and without releasing Premier from any obligation to cure any default of Premier, Beneficiary or its agents, representatives, and employees acting by themselves or through a court-appointed receiver, may, from time to time and at all reasonable times (or at any time in the case of an emergency) enter and inspect the Property and every part of it (including all samples of building materials, soil, and groundwater, and all books, records, and files of Premier relating to the Property) and perform any acts and things as Beneficiary deems necessary or desirable to inspect, investigate, assess, and protect the security of this Deed of Trust, for the purpose of determining:

          (a) the existence, location, nature, and magnitude of any past or present Release or threatened Release,

          (b) the presence of any Hazardous Substances on or about the Property in violation of any Hazardous Substance Law, and

          (c) the compliance by Premier of every environmental provision of this Deed of Trust and every other Loan Document.

          All costs and expenses incurred by Beneficiary with respect to the audits, tests, inspections, and examinations that Beneficiary or its agents, representatives, or employees may conduct, including the fees of the engineers, laboratories, contractors, consultants, and attorneys, will be paid by Premier. All costs or expenses incurred by Real Estate Trustee and Beneficiary pursuant to this Section (including without limitation court costs, consultant fees, and attorney fees, whether incurred in litigation and whether before or after judgment) will bear interest at the Default Rate from the date they are incurred until they have been paid in full. Beneficiary's right of entry and inspection under this Section 7.7 is limited by the terms of the Primary Leases, the Cafe Lease Agreement and the Retail Store Lease Agreement. Beneficiary shall not exercise such right of entry and inspection, etc. more than four(4) times per year unless an Event of Default has occurred and is continuing. Beneficiary will exercise such rights of entry and inspections in a manner as not to unreasonably interfere with the use and operation of the Property. Except as provided by law, any inspections or tests made by Beneficiary or its representatives, employees, and agents, will be for Beneficiary's purposes only and will not be construed to create any responsibility or liability on the part of Beneficiary to Premier or to any other person. Beneficiary will have the right, but not the obligation, to communicate with any governmental authority regarding any fact or reasonable belief of Beneficiary that constitutes or could constitute a breach of any of Premier's obligations under any environmental provision in this Deed of Trust or any Loan Document.

                                                               EXECUTION VERSION

          SECTION 7.8     JUDGMENT ON ENVIRONMENTAL PROVISION.

          Beneficiary or its agents, representatives, and employees may seek a judgment that Premier has breached its covenants, representations, or warranties in Article 4 of this Deed of Trust (each an "ENVIRONMENTAL PROVISION"), by commencing and maintaining an action or actions in any court of competent jurisdiction, whether commenced prior to or after foreclosure of the lien of this Deed of Trust. Beneficiary or its agents, representatives, and employees may also seek an injunction to cause Premier to abate any action in violation of any Environmental Provision and may seek the recovery of all costs, damages, expenses, fees, penalties, fines, judgments, indemnification payments to third parties, and other out-of-pocket costs or expenses actually incurred by Beneficiary (collectively, "ENVIRONMENTAL COSTS") incurred or advanced by Beneficiary relating to the cleanup, remedy, or other response action required by any Hazardous Substances Law or any Hazardous Substance Claim, or which Beneficiary believes necessary to protect the Property. It will be conclusively presumed between Beneficiary and Premier that all Environmental Costs incurred or advanced by Beneficiary relating to the cleanup, remedy, or other response action of or to the Property were made by Beneficiary in good faith. All Environmental Costs incurred by Beneficiary under this Section (including without limitation court costs, consultant fees, and attorney fees, whether incurred in litigation and whether before or after judgment) will bear interest at the Default Rate from the date of expenditure until those sums have been paid in full. Beneficiary will be entitled to bid, at any trustee's or foreclosure sale of the Property, the amount of the costs, expenses, and interest in addition to the amount of other Indebtedness.

          SECTION 7.9     FORECLOSURE.

          Notwithstanding anything to the contrary other than the Pledge Provisions, if an Event of Default shall occur and be continuing, Real Estate Trustee or Beneficiary may, in the Beneficiary's sole and exclusive discretion and on its instruction, commence a civil action to foreclose this Deed of Trust, or Real Estate Trustee may proceed and sell the Property or any portion thereof to satisfy any amounts due under the Indebtedness. At the request or instruction of Beneficiary, Real Estate Trustee shall sell the Property or any portion thereof, after having given notice of the time, place and terms of sale in accordance with Section 89-1-55 of the Mississippi Code of 1972, as amended, and any amendments thereof or replacements thereof, and shall execute a deed to the purchaser of the Property so sold.

          SECTION 7.10    SALE OF PROPERTY.

          Notwithstanding anything to the contrary, Premier waives the provisions of Section 111 of the Mississippi Constitution and Section 89-1-55 of the Mississippi Code of 1972, as amended, and any amendments thereto or replacements thereof as far as said provisions restricts the right of Real Estate Trustee to offer at sale more than 160 acres at a time, and Real Estate Trustee may offer the Property as a whole or in part or in such order as Real Estate Trustee may deem most appropriate under the circumstances, regardless of the manner in which it may be described. If the Property is situated in two or more counties, or in two judicial districts of the same county, Real Estate Trustee shall have full power to select in which county, or judicial district, the sale of the Property is to be made, newspaper advertisement published and notice of sale posted, and Real Estate Trustee's selection shall be binding upon Premier and Beneficiary.

                                                               EXECUTION VERSION

Should Beneficiary be a corporation or an unincorporated association, then any officer thereof may declare Premier to be in default and request Real Estate Trustee to sell the Property. Beneficiary shall have the same right to purchase the Property at the foreclosure sale as would a purchaser who is not a party to this Deed of Trust and credit the amount of its bid to the amounts owed under the Loan Documents.

          SECTION 7.11    CREDIT BID.

          Upon any sale hereunder, Beneficiary or the holder of the First Mortgage Notes may bid for and purchase the Property or any part thereof and receive a credit on its bid up to the amount of the Indebtedness secured hereby and unpaid and need not make any payment to Real Estate Trustee unless the amount bid exceeds then due and unpaid under the Loan Documents in which event only the excess shall be payable in accordance with Section 7.2 (b) of this Deed of Trust.

          SECTION 7.12    RIGHT TO COMPLETE CONSTRUCTION.

          If Premier abandons or fails to proceed diligently with the work, or on the occurrence of any Event of Default, Beneficiary may take over and complete the Work (or assign that right, including the contract for the Work) and, for that purpose, make disbursements as permitted by the Indenture, the Disbursement Agreement or other Collateral Documents and exercise all other rights and remedies granted to Beneficiary under all bonds, agreements, and other documents to which Beneficiary is a party or for the benefit of Beneficiary and which relate in either case to the Work. Any contracts entered into or indebtedness incurred on the exercise of that right may be in the name of Premier, and Premier irrevocably appoints Beneficiary as Premier's attorney-in-fact (the appointment being coupled with an interest) to enter into the contracts, incur obligations, enforce any contracts or agreements made by or on behalf of Premier, employ attorneys to defend against attempts to interfere with the exercise of the powers granted, and do any things necessary or proper to complete the Work, including the signing of Premier's name to any contracts and documents that may be deemed necessary by Beneficiary. In no event will Beneficiary be required to expend its own funds to complete the Improvements, but Beneficiary may advance those funds. Any advanced funds will be considered advances under the Loan as Beneficiary may determine, and will be secured by the Loan Documents, even though the advances may cause the total amount advanced to exceed the amount committed to be advanced pursuant to the Indenture, and the amounts will be payable to Beneficiary by Premier on demand, together with interest, until paid at the Default Rate.

          SECTION 7.13    STOPPAGE OF CONSTRUCTION BY BENEFICIARY.

          On the occurrence of any Event of Default, Beneficiary may order stoppage of construction and demand that the Event of Default be cured or the condition be corrected. After issuance of an order in writing, no further work will be done on the Improvements (except as may be necessary to cure any Event of Default or correct any condition) without the prior written consent of Beneficiary unless and until all Events of Default and conditions have been fully cured and corrected.

                                                               EXECUTION VERSION

          SECTION 7.14    REMEDIES CUMULATIVE.

          All remedies of Beneficiary provided for in this Deed of Trust are cumulative and will be in addition to all other rights and remedies provided in the other Loan Documents or provided by law, including any banker's lien and right of offset. The exercise of any right or remedy by Beneficiary will not in any way constitute a cure or waiver of default, will not invalidate any act done pursuant to any notice of default, nor will it prejudice Beneficiary in the exercise of any of its rights unless, in the exercise of those rights, Beneficiary collects the total amount of the Indebtedness.

                                   ARTICLE 8.
                                 FIXTURE FILING

          This Deed of Trust constitutes a financing statement filed as a fixture filing in the Official Records of the County Recorder of the county in which the Property is located with respect to all Fixtures included within the term "PROPERTY" as used in this Deed of Trust and with respect to any goods, or other personal property that may now be or later become fixtures. For purposes of this Article 7 Fixture Filing, Premier is deemed to be the "DEBTOR" and Beneficiary is deemed to be the "SECURED PARTY".

                                   ARTICLE 9.
                         ASSIGNMENT OF LEASES AND RENTS

          SECTION 9.1     ASSIGNMENT.

          Premier irrevocably assigns to Beneficiary:

          (a) all of Premier's right, title, and interest in all leases, licenses and agreements relating to the management, leasing, or operation of any portion of the Property, and other agreements of any kind relating to the use or occupancy of the Property, whether now existing or entered into after the date of this Deed of Trust, including subleases and tenancies following attornment ("SPACE LEASES"), including without limitation the Cafe Lease Agreement and the Retail Store Lease Agreement; and

          (b) the rents, issues, and profits of the Property, including, without limitation, all amounts payable and all rights and benefits accruing to Premier under the Space Leases ("PAYMENTS"), for the purposes and on the terms and conditions below.

The term "SPACE LEASES" will also include all guarantees of and security for the lessees' performance, and all amendments, extensions, renewals, or modifications that are permitted. This is a present and absolute assignment, not an assignment for security purposes only, and Beneficiary's right to the Space Leases and Payments is not contingent on, and may be exercised without, possession of the Property.

          SECTION 9.2     LICENSE.

          Beneficiary confers on Premier a license ("LICENSE") to collect and retain the Payments as they become due until the occurrence of an Event of Default. Upon an Event of

                                                               EXECUTION VERSION

Default and the continuance thereof, the License will be automatically revoked and Beneficiary may collect and retain the Payments without notice and without taking possession of the Property. Premier irrevocably authorizes and directs the lessees under the Space Leases to rely on and comply with any notice or demand by Beneficiary for the payment to Beneficiary of any rental or other sums that may at any time become due under the Space Leases, or for the performance of any of the lessees' undertakings under the Space Leases. The lessees will have no right or duty to inquire as to whether any Default has actually occurred or is then existing. Premier relieves the lessees from any liability to Premier by reason of relying on and complying with any notice or demand by Beneficiary.

          SECTION 9.3     EFFECT OF ASSIGNMENT.

          The assignment will not impose on Beneficiary any duty to produce rents, issues, or profits from the Property, or cause Beneficiary to be:

          (a)  a mortgagee in possession for any purpose;

          (b) responsible for performing any of the obligations of the lessor under any of the Space Leases; or

          (c) responsible for any waste committed by lessees or any other parties, any dangerous or defective condition of the Property, or any negligence in the management, upkeep, repair, or control of the Property.

Beneficiary will not be liable to Premier or any other party as a consequence of the exercise of the rights granted to Beneficiary under this assignment or the failure of Beneficiary to perform any obligation of Premier arising under the Space Leases.

          SECTION 9.4     LEASING COVENANTS.

          Premier covenants and agrees at Premier's sole cost to:

               (i) perform all obligations of the lessor under the Space Leases and enforce performance by the lessees of their obligations under the Space Leases;

               (ii) give Beneficiary prompt notice of any material default that occurs under any of the Space Leases, whether by the lessees or Premier; and

               (iii) promptly upon execution, deliver to Beneficiary fully executed counterpart originals of the Space Leases.

          SECTION 9.5     APPLICATION OF RENTS.

          Beneficiary, in its sole discretion, may apply, or require the application of, all amounts received pursuant to the assignment to the payment of any one or more of the Obligations in any order that Beneficiary may elect.

                                                               EXECUTION VERSION

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          SECTION 9.6     ESTOPPEL CERTIFICATES.

          Within twenty (20) days after request by Beneficiary, Premier will deliver to Beneficiary and to any party designated by Beneficiary estoppel certificates executed by Premier and by each of the lessees, in recordable form, certifying:

          (a)  that the assignment and the Space Leases are in full force;

          (b)  the date of each lessee's most recent payment of rent;

          (c) that, to the best of Premier's knowledge, there are no defenses or offsets outstanding or stating those claimed by Premier or lessees under the assignment or the Space Leases; and

          (d)  any other information reasonably requested by Beneficiary.

          SECTION 9.7     REMEDIES.

          Subject to Pledge Provisions, in addition to any other remedies in this Deed of Trust, Beneficiary will have the following rights and remedies upon the occurrence of an Event of Default:

          (a) To receive the Payments and any other amounts arising or accruing under the Space Leases or from the Property;

          (b) To collect, sue for, settle, compromise, and give releases for the Payments and pursue any remedies for the enforcement of the Space Leases or Premier's rights under the Space Leases; and

          (c) To take possession of the Property, and hold, manage, lease, and operate it on any terms and for any period of time that Beneficiary may deem proper and, either with or without taking possession of the Property, in its own name, make from time to time all alterations, renovations, repairs, or replacements that Beneficiary may deem proper.

          SECTION 9.8     DEFINITIONS.

          The terms lessor and lessors as used in this Deed of Trust will include all owners, landlords, licensors, and other parties in a similar position with respect to the Space Leases. The terms lessee and lessees will include any tenants and licensees and any other parties in a similar position and will also include any guarantors of or other obligors under the Space Leases.

                                   ARTICLE 10.
                                  MISCELLANEOUS

          SECTION 10.1    SUCCESSOR REAL ESTATE TRUSTEE.

          Beneficiary, at Beneficiary's sole option and discretion, may from time to time appoint a substitute Real Estate Trustee in replacement of any Real Estate Trustee appointed

                                                               EXECUTION VERSION

                                       30
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hereunder, by instrument executed and acknowledged by Beneficiary, or its successors in interest, and recorded in the land records of the Mississippi public office wherein the Deed of Trust is recorded. The instrument appointing the substitute Real Estate Trustee shall contain the names of the original Beneficiary, Real Estate Trustee, Premier, and the book and page number where this Deed of Trust is recorded, and the name and address of the substitute Real Estate Trustee. The substitute Real Estate Trustee, without conveyance of the Property, shall succeed to all the title, power and duties conferred upon the Real Estate Trustee in this Deed of Trust and by applicable law.

          SECTION 10.2    CHANGE OF LAW.

          If any law is passed, after the date of this Deed of Trust, that deducts from the value of the Property, for the purposes of taxation, any lien on it or changes in any way the laws now in force for the taxation of mortgages, deeds of trust, or debts secured by mortgage or deed of trust (other than laws imposing taxes on income) or the manner of the collection of any taxes so as to affect adversely the rights of Beneficiary as holder of the First Mortgage Notes and Beneficiary under this Deed of Trust, the Indebtedness will become due at Beneficiary's option, exercised by thirty (30) days' notice to Premier unless Premier, within that thirty (30) day period, if permitted by law, assumes the payment of any tax or other charge imposed on Beneficiary for the period remaining until full payment by Premier of the Indebtedness.

          SECTION 10.3    NO WAIVER.

          No waiver by Beneficiary of any default or breach by Premier will be implied from any omission by Beneficiary to take action on account of that default if the default persists or is repeated. Also, no express waiver will affect any default other than the default in the waiver and the waiver will be operative only for the time and to the extent stated. Waivers of any covenant, term, or condition in this Deed of Trust will not be construed as a waiver of any subsequent breach of the same covenant, term, or condition. The consent or approval by Beneficiary for any act by Premier requiring further consent or approval will not be deemed to waive or render unnecessary the consent or approval for any subsequent similar act.

          SECTION 10.4    ABANDONMENT.

          Subject to any chattel mortgages, security agreements, or other liens on title that may exist with the consent of Beneficiary, or any provided for in this Deed of Trust, all Personalty that upon foreclosure of the Property is owned by Premier and is used in connection with the operation of the Property will be deemed at Beneficiary's option to have become on that date a part of the Property and abandoned to Beneficiary in its then condition.

          SECTION 10.5    NOTICES.

          All notices, advices, demands, requests, consents, statements, satisfactions, waivers, designations, refusals, confirmations, or denials that may be required or contemplated under this Deed of Trust for any party to serve on or give to any other will be in writing, and if not in writing, will not be deemed to have been given. Also, they must be either personally served or sent with return receipt requested by registered or certified mail with postage

                                                               EXECUTION VERSION

                                       31
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(including registration or certification charges) prepaid in a securely enclosed and sealed envelope as follows:

          If to Premier, addressed to

          Premier Entertainment Biloxi LLC
          11400 Reichold Road
          Gulfport, MS  39503
          Attn: Joseph Billhimer
          Telecopy No.: (228) 594-4021
          Telephone No.: (228) 896-4078


          With a copy to:

          Duane Morris LLC
          227 West Monroe Street, Suite 3400
          Chicago, Illinois 60606
          Attention:  Brian P. Kerwin, Esq.
          Telephone:  (312) 499-6737
          Facsimile:  (312) 499-6701

          If to Beneficiary, addressed to

          U.S. Bank National Association,
          60 Livingston Avenue
          St. Paul, MN 55107-2292
          Attn: Frank Leslie
          Telephone:  (651) 495-3913
          Facsimile:  (651) 495-8097

          SECTION 10.6    SURVIVAL.

          The covenants and agreements in this Deed of Trust will bind and inure to the benefit of Beneficiary and Premier and their successors and assigns. It is agreed that Beneficiary may assign to or grant a participation in any one or more lenders, free from any right of counterclaim, recoupment, or setoff by Premier, Beneficiary's rights and obligations in whole or in part under the Loan Documents. Nothing in this Section 10.6 is intended to limit other provisions in the Loan Documents that by their terms survive the repayment of the Indebtedness or the termination of any Loan Document.

          SECTION 10.7    SEVERABILITY.

          If any term, provision, covenant, or condition of this Deed of Trust or any application of it is held by a court of competent jurisdiction to be invalid, void, or unenforceable, in whole or in part, all terms, provisions, covenants, and conditions of this Deed of Trust and all applications of it not held invalid, void, or unenforceable will continue in full force and will not be affected, impaired, or invalidated.

                                                               EXECUTION VERSION

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          SECTION 10.8    REFERENCES TO FORECLOSURE.

          References in this Deed of Trust to foreclosure and related phrases are references to the appropriate procedure in connection with Real Estate Trustee's private power of sale, any judicial foreclosure proceeding, and any deed given in lieu of foreclosure.

          SECTION 10.9    JOINDER OF FORECLOSURE.

          If Beneficiary holds any other or additional security for the payment of any Indebtedness or performance of any Obligation, its sale or foreclosure, on any default in the payment or performance, in Beneficiary's sole discretion, may be prior to, subsequent to, or joined or otherwise contemporaneous with any sale or foreclosure. In addition to the rights in this Deed of Trust specifically conferred, Beneficiary, at any time and from time to time, may exercise any right or remedy now or later given by law to beneficiaries under deeds of trust generally, or to the holders of any obligations of the kind secured.

          SECTION 10.10   RIGHTS OF BENEFICIARY AND REAL ESTATE TRUSTEE.

          At any time and from time to time, without liability and without notice, and without releasing or otherwise affecting the liability of any person for payment of any Indebtedness, Beneficiary, at its sole discretion and only in writing, may extend the time for or release any Person now or later liable for payment of any Indebtedness, or accept or release additional security, or subordinate the lien or charge of this Deed of Trust.

          SECTION 10.11   SUBORDINATION.

          At the option of Beneficiary, this Deed of Trust will become subject and subordinate, in whole or in part (but not with respect to priority of entitlement to any insurance proceeds, damages, awards, or compensation resulting from damage to the Property or condemnation or exercise of power of eminent domain), to any contracts of sale or any leases of the Property on the execution by Beneficiary and recording of a unilateral declaration to that effect in the official records of the county and state where the Property is located. Beneficiary may require the issuance of any title insurance endorsements to its title policy in connection with any subordination that Beneficiary, in its judgment, determines are appropriate, and Premier will be obligated to pay any cost or expense incurred in connection with the issuance.

          SECTION 10.12   NO MERGER.

          So long as any of the Indebtedness remains unpaid or Beneficiary has any further obligation under the Loan Documents, unless Beneficiary otherwise consents in writing, the fee estate of Premier in the Property or any part of it will not merge, by operation of law or otherwise, with any leasehold or other estate in the Property or any part of it, but will always be kept separate and distinct, regardless of the union of the fee estate and the leasehold or other estate in Premier or any other Person.

                                                               EXECUTION VERSION

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          SECTION 10.13   PERFORMANCE BY PREMIER.

          Premier will faithfully perform every covenant to be performed by Premier under any lien or encumbrance, including, without limiting the generality of this Deed of Trust, mortgages, deeds of trust, leases, declarations or covenants, conditions and restrictions, and other agreements that affect the Property, in law or in equity, that Beneficiary reasonably believes may be prior and superior to or on a parity with the lien or charge of this Deed of Trust. If Premier fails to do so, Beneficiary, without demand or notice and in its sole judgment, may do any things required by Premier by any of the provisions in this Deed of Trust and incur and pay expenses in connection with that. Nothing in this Section affects Premier's obligations pursuant to Sections 6.2 and 6.3 of this Deed of Trust or limits Beneficiary's rights.

          SECTION 10.14   PERSONALTY SECURITY INSTRUMENTS.

          Premier agrees that if Beneficiary at any time holds additional security for any obligations secured by this Deed of Trust, it may enforce the terms of it or otherwise realize on it, at its option, either before or concurrently or after a sale is made under this Deed of Trust, and may apply the proceeds on the Indebtedness secured without affecting the status or waiving any right to exhaust any other security, including the security under this Deed of Trust, and without waiving any breach or default or any right or power, whether exercised under this Deed of Trust or in any other security.

          SECTION 10.15   SUITS TO PROTECT PROPERTY.

          Premier agrees to appear in and defend any challenge action or proceeding purporting to affect the security of this Deed of Trust or any additional or other security for the obligations secured, the interest of Beneficiary or the rights, powers, or duties of Real Estate Trustee, and to pay all costs and expenses, including, without limitation, cost of evidence of title and attorney fees, in any action or proceeding in which Beneficiary or Real Estate Trustee may appear or be made a party, including, but not limited to, foreclosure or other proceedings commenced by those claiming a right to any part of the Property under subordinate liens, in any action to partition or condemn all or part of the Property, whether pursued to final judgment, and in any exercise of the power of sale in this Deed of Trust, whether the sale is actually consummated.

          SECTION 10.16   WAIVER OF STATUTE OF LIMITATIONS.

          The pleading of any statute of limitations as a defense to any obligations secured by this Deed of Trust is waived, to the fullest extent permissible by law.

          SECTION 10.17   ENTIRE AGREEMENT.

          This Deed of Trust and the other Loan Documents set forth the entire understanding between Premier and Beneficiary and they will not be amended except by a written instrument duly executed by each of Premier and Beneficiary. Any previous representations, warranties, agreements, and understandings among the parties regarding the subject matter of the Loan or the Loan Documents, whether written or oral, are superseded by this Deed of Trust and the other Loan Documents.

                                                               EXECUTION VERSION

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          SECTION 10.18   INCORPORATION.

          All terms of the Loan Documents are incorporated in this Deed of Trust by this reference. All persons who may have or acquire an interest in the Property will be deemed to have notice of the terms of the Loan Documents.

          SECTION 10.19   WAIVER OF MARSHALING RIGHTS.

          Premier, for itself and for all parties claiming through or under Premier, and for all parties who may acquire a lien on or interest in the Property, waives all rights to have the Property or any other property that now or later may be security for any Indebtedness ("OTHER PROPERTY") marshaled on any foreclosure of this Deed of Trust or on a foreclosure of any other security for any of the Indebtedness. Beneficiary will have the right to sell, and any court in which foreclosure proceedings may be brought will have the right to order a sale of, the Property and any of the Other Property as a whole or in separate parcels, in any order that Beneficiary may designate.

          SECTION 10.20 ACCEPTANCE OF TRUST; POWERS AND DUTIES OF REAL ESTATE TRUSTEE.

          Real Estate Trustee accepts this trust when this Deed of Trust is recorded. From time to time on written request of Beneficiary and presentation of this Deed of Trust for endorsement, and without affecting the personal liability of any person for payment of any indebtedness or the performance of any obligations, Real Estate Trustee may, without liability and without notice:

          (a)  reconvey all or any part of the Property;

          (b)  consent to the making of any map or plat; and

          (c) join in any grant of easement, any declaration of covenants, conditions, and restrictions, any extension agreement, or any agreement subordinating the lien or charge of this Deed of Trust.

          Except as may be required by applicable law, Real Estate Trustee or Beneficiary may from time to time apply to any court of competent jurisdiction for aid and direction in the execution of the trust and the enforcement of the rights and remedies available, and may obtain orders or decrees directing, confirming, or approving acts in the execution of the trust and the enforcement of the remedies. Real Estate Trustee has no obligation to notify any party of any pending sale or any action or proceeding, including, without limitation, actions in which Premier, Beneficiary, or Real Estate Trustee will be a party, unless held or commenced and maintained by Real Estate Trustee under this Deed of Trust. Real Estate Trustee will not be obligated to perform any act required of it under this Deed of Trust unless the performance of the act is requested in writing and Real Estate Trustee is reasonably indemnified and held harmless against any loss, cost, liability, or expense.

                                                               EXECUTION VERSION

          SECTION 10.21 RELEASES, EXTENSIONS, MODIFICATIONS, AND ADDITIONAL SECURITY.

          Without notice to or the consent, approval, or agreement of any persons or entities having any interest at any time in the Property or in any manner obligated under the Obligations ("INTERESTED PARTIES"), Beneficiary may, from time to time, release any person or entity from liability for the payment or performance of any Obligation; take any action or make any agreement extending the maturity or otherwise altering the terms or increasing the amount of any Obligation; or accept additional security or release the Property or other security for any Obligation. None of these actions will release or reduce the personal liability of any of the Interested Parties, or release or impair the lien of this Deed of Trust, or the priority of it on the Property. However, no action taken or agreement made by Beneficiary to extend the maturity or otherwise alter the terms or increase the amount of any Obligation will be binding on Premier without Premier's consent.

          SECTION 10.22   RECONVEYANCE.

          Upon the payment and performance of all Indebtedness, including, without limitation, Beneficiary's receipt of all sums owing and outstanding under the First Mortgage Notes, Beneficiary will deliver to Real Estate Trustee a written request for reconveyance, and will surrender to Real Estate Trustee for cancellation this Deed of Trust and any note or instrument evidencing the Obligations. However, Beneficiary will have no obligation to deliver the written request and documents until Beneficiary has been paid by Premier, in immediately available funds, all escrow, closing, and recording costs, the costs of preparing and issuing the reconveyance, and any trustee's or reconveyance fees. On Real Estate Trustee's receipt of the written request by Beneficiary and the documents, Real Estate Trustee will reconvey, without warranty, the Property or that portion then held. To the extent permitted by law, the reconveyance may describe the grantee as the person or persons legally entitled and the recitals of any matters or facts in any reconveyance will be conclusive proof of the truthfulness of them. Neither Beneficiary nor Real Estate Trustee will have any duty to determine the rights of persons claiming to be rightful grantees of any reconveyance. When the Property has been fully reconveyed, the last reconveyance will operate as a reassignment of all future rents, issues, and profits of the Property to the person legally entitled.

          SECTION 10.23   SUBROGATION.

          Beneficiary will be subrogated to the lien of all encumbrances, whether released of record, paid in whole or in part by Beneficiary pursuant to this Deed of Trust or by the proceeds of any loan secured by this Deed of Trust.

          SECTION 10.24   RULES OF CONSTRUCTION.

          When the identity of the parties or other circumstances make it appropriate, the singular number includes the plural.

          SECTION 10.25   SUCCESSORS IN INTEREST.

          The terms, covenants, and conditions in this Deed of Trust will be binding on and inure to the benefit of the heirs, successors, and assigns of the parties.

                                                               EXECUTION VERSION

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          SECTION 10.26   NO OFFSET.

          Premier will pay to Beneficiary and Noteholders all amounts owing under the First Mortgage Notes, this Deed of Trust, or any of the other Indebtedness without deduction, offset, or counterclaim of any kind.

          SECTION 10.27   GOVERNING LAW.

          The parties expressly agree that this Deed of Trust (including, without limitation, all questions regarding permissive rates of interest) will be governed by and construed in accordance with the laws of Mississippi and federal law, where applicable.

          SECTION 10.28   CONSENT OF HARD ROCK STP AND HARK ROCK LICENSING.

          This Deed of Trust is subject to and conditioned upon the Consent and Acknowledgement Agreement, the Subordination Non-Disturbance and Attornment Agreement for the Cafe Lease Agreement, and the Subordination Non-Disturbance and Attornment Agreement for the Retail Store Lease Agreement.

          SECTION 10.29   GAMING LAWS.

          This Deed of Trust is subject to the Gaming Laws (including without limitation the Mississippi Gaming Control Act Section 75-76-1 et seq., Mississippi Code of 1972 and the rules and regulations thereunder), and laws involving the sale, distribution and possession of alcoholic beverages (the "LIQUOR LAWS"). Without limiting the foregoing, each of Beneficiary and the Noteholders acknowledge by its acceptance hereof that (i) it is subject to being called forward by the Gaming Authority or governmental authority enforcing the Liquor Laws (the "LIQUOR AUTHORITIES"), in their discretion, for licensing or a finding of suitability or to file or provide other information, and (ii) all rights, remedies and powers under this Deed of Trust and the other Loan Documents, including with respect to the entry into and ownership and operation of gaming facilities, and the possession or control of gaming equipment, alcoholic beverages or a gaming or liquor license, may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Laws and Liquor Laws and only to the extent that required approvals (including prior approvals) are obtained from the requisite governmental authorities.

          In Witness Whereof, Premier has executed this Deed of Trust as of and effective the day and year first above written.

                              PREMIER ENTERTAINMENT BILOXI LLC A
                              DELAWARE LIMITED LIABILITY COMPANY, (SUCCESSOR IN INTEREST BY MERGER WITH PREMIER ENTERTAINMENT, LLC, A MISSISSIPPI LIMITED LIABILITY COMPANY)

                              By: /s/ Joseph Billhimer
                                 -----------------------------------------------
                                 Name: Joseph Billhimer
                                 Title: President and COO
                                 Date: January 19, 2004

                                                               EXECUTION VERSION

                                 ACKNOWLEDGMENT

STATE OF MISSISSIPPI

COUNTY OF HARRISON

          Personally appeared before me, the undersigned authority in and for the said county and state, on this 19th day of January, 2004, within my jurisdiction, the within named Joseph Billhimer, who acknowledged that he/she is President and COO of Premier Entertainment Biloxi LLC, a Delaware limited liability company (successor in interest by merger with Premier
Entertainment, LLC, a Mississippi limited liability company), and that for and on behalf of the said Company, and as its act and deed he/she executed the above and foregoing instrument, after first having been duly authorized by said Company so to do.

(
                                    /s/ Jennifer West Signs
                                    --------------------------------------------
                                    NOTARY PUBLIC

My commission expires: 4-25-06

                                                               EXECUTION VERSION

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                                    EXHIBIT A

                                      LAND

                                                               EXECUTION VERSION

                                    EXHIBIT B

                                 PRIMARY LEASES

          1. Public Trust Tidelands Lease dated October 27, 2003, between the Secretary of State for and on behalf of the State of Mississippi in its capacity as land commissioner of the State of Mississippi and as Real Estate Trustee of the Public Trust for Tidelands and Submerged Lands, as landlord, and Premier Entertainment, LLC, a Mississippi limited liability company, as tenant, a Memorandum of which is recorded ________, 2004, in Deed Book ____ at Pages ________ in the Office of the Chancery Clerk of the Second Judicial District of Harrison County, Mississippi.

          2. Lease and Air Rights Agreement dated November 18, 2003, between the City of Biloxi, Mississippi, a Mississippi municipal corporation, as landlord, and Premier Entertainment Biloxi, LLC, a Delaware limited liability corporation, as tenant, a Memorandum of which is recorded __________, 2004, in Deed Book _____ at Pages ______ in the Office of the Chancery Clerk of the Second Judicial District of Harrison County, Mississippi.

                                                               EXECUTION VERSION